Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of Damon Inc. on Form S-1 of our report dated December 28, 2023 relating to the consolidated financial statements of Damon Motors Inc. (the Company), which is contained in the Registration Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Preliminary Prospectus.

/s/ BDO Canada LLP

Vancouver, British Columbia

March 20, 2025